EXHIBIT 99.1
News Release

Minerals Technologies Inc. Declares Quarterly Dividend

NEW YORK, July 16, 2025 (GLOBE NEWSWIRE) -- Minerals Technologies Inc. (NYSE: MTX) (“MTI”) today announced that its Board of Directors declared a regular quarterly cash dividend of $0.11 (eleven cents) per share on the outstanding common stock of the company. The quarterly cash dividend announced today is payable on September 5, 2025, to shareholders of record at the close of business on August 15, 2025.

About Minerals Technologies Inc.

New York-based Minerals Technologies Inc. is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI serves globally a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The company reported global sales of $2.1 billion in 2024. For further information, please visit our website at www.mineralstech.com.

Investor Relations Contact
Lydia Kopylova
lydia.kopylova@mineralstech.com

Media Contact
Stephanie Heise
stephanie.heise@mineralstech.com

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